UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2012

Cognex Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 26, 2012, Cognex Corporation (the “Company”) held a Special Meeting of Shareholders in lieu of the 2012 Annual Meeting (the “Meeting”).  As of the record date for the Meeting, there were 42,709,229 shares of common stock of the Company outstanding and entitled to vote.  The 40,557,418 shares represented at the Meeting were voted as follows:

1.
The election of Robert J. Shillman, Patrick A. Alias and Reuben Wasserman as Directors to serve for a term ending in 2015.  Each nominee for director was elected by a vote of the shareholders as follows:

			Broker
	For	Withhold	Non-Votes

Robert J. Shillman	34,374,133	3,573,145	2,610,140
Patrick A. Alias	19,591,232	18,356,046	2,610,140
Reuben Wasserman	35,615,251	2,332,027	2,610,140

2.
To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the proxy statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”).  The proposal was approved by a vote of the shareholders as follows:

For	36,645,515
Against	1,274,175
Abstained	27,588
Broker Non-Votes	2,610,140

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The proposal was approved by a vote of the shareholders as follows:

For	40,518,417
Against	20,889
Abstained	18,112
Broker Non-Votes	0

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: April 26, 2012	By:	/s/ Richard A. Morin
	Name:	Richard A. Morin
	Title:	Executive Vice President of Finance and
Administration and Chief Financial Officer